UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 16, 2019

Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

FLORIDA (State or Other Jurisdiction of Incorporation)	000-24452 (Commission File Number)	20-1424922 (I.R.S. Employer Identification Number)
3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071 (Address of Principal Executive Offices) (Zip Code)

(404) 842 - 2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03.	Bankruptcy or Receivership.

As previously announced, on June 14, 2016, Premier Exhibitions, Inc. (the “Company”) and each of its U.S. subsidiaries filed voluntary petitions for reorganization relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”). On October 16, 2019, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtor’s First Amended Plan of Liquidation (the “Plan of Liquidation”) filed by the Company. Copies of the Plan of Liquidation and the Confirmation Order are filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.03. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan of Liquidation or Confirmation Order, as applicable.

Summary of Plan of Liquidation

The Plan of Liquidation, as confirmed by the Bankruptcy Court, creates four Classes of Claims against and Interests in the Company. Holders of Allowed Claims in Class 1 (Priority Claims) and Class 2 (Unsecured Claims) are entitled to receive distributions under the Plan of Liquidation. If all Allowed Unsecured Claims are paid in full with post-petition interest at the federal judgment rate, Holders of Allowed Interests in Class 3 (PRXI Equity Interests) may be entitled to receive a distribution under the Plan of Liquidation. In addition, the Company will be paying Allowed Administrative Expense Claims, Allowed Professional Compensation Claims, Allowed Priority Tax Claims and Allowed Priority Claims under the Plan of Liquidation. Pursuant to the Plan of Liquidation, upon the effectiveness thereof, all of the Company’s remaining assets will be transferred to the Liquidating Trust, which will administer the assets and pursue certain causes of action held by the Company and other recoveries for the benefit of unsecured creditors. The Plan of Liquidation also implements the terms of certain settlements among various creditor constituencies, without which the Company believes recoveries to creditors would be materially reduced. Certain reserves will be established by the Liquidating Trust, pursuant to the Plan of Liquidation and Liquidating Trust Agreement for purposes of resolving disputed claims and ongoing disputes, and funding various costs and expenses associated with the administration of the Liquidating Trust.

The Plan of Liquidation further provides that all outstanding equity interests in the Company will be cancelled for no consideration on the effective date of the Plan of Liquidation. As of October 16, 2019, the Company had 7,930,816 shares of common stock issued and outstanding and no shares reserved for future issuance in respect of claims and interests filed and allowed under the Plan of Liquidation.

The Plan of Liquidation will become effective on the first business day on which (i) all conditions precedent to the occurrence of the Effective Date set forth in Article 13 of the Plan of Liquidation have been satisfied or waived in accordance with the terms of the Plan of Liquidation and (ii) no stay of the Confirmation Order is in effect.

Assets and Liabilities

As of August 31, 2019, the Company had total assets of $ 10,105.000 and total liabilities of $13,994,000.

Exchange Act Reporting Obligations

The Company intends to file a Form 15 with the Securities and Exchange Commission for the purpose of terminating the registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon filing a Form 15, the Company will immediately cease filing any further periodic or current reports under the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.03 of this Current Report on Form 8-K is incorporated by reference to this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1	First Amended Plan of Liquidation
99.1	Confirmation Order

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER EXHIBITIONS, INC.

Date: October 18, 2019	By:	/s/Jerome Henshall
Jerome Henshall
Chief Financial Officer